UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 20, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

601 W. Main Ave., Suite 1012
Spokane, WA 99201
(Address of Principal Executive Offices, Zip Code)

(509) 232-7674
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2008, the board of directors of Daybreak Oil and Gas, Inc., a Washington corporation, (OTC Bulletin Board: DBRM) (the “Company”) appointed Mr. James F. Westmoreland, age 52, to the position of President and Chief Executive Officer of the Company, effective immediately.  Mr. Westmoreland will step down from his current role of Executive Vice President and Chief Financial Officer of the Company, but will continue to serve as the interim principal finance and accounting officer of the Company while a search for a replacement is conducted.  Mr. Westmoreland was appointed Executive Vice President and Chief Financial Officer in April 2008.  Immediately prior to that, beginning in December 2007, he served as the Company’s interim Chief Financial Officer.  From August 2007 to December 2007, he consulted with the Company on various accounting and finance matters.  Prior to that time, Mr. Westmoreland was employed in various financial and accounting capacities for The Houston Exploration Company for 21 years, including Vice President, Controller and Corporate Secretary, serving as its Vice President and Chief Accounting Officer from October 1995 until its acquisition by Forest Oil Company in June 2007.  Mr. Westmoreland has 30 years of experience in oil and gas accounting, finance, corporate compliance and governance, both in the public and private sector.  He earned his bachelor of business administration degree in accounting from the University of Houston.

On October 20, 2008, James F. Westmoreland was also elected to the Company’s board of directors, effective immediately.  The addition of Mr. Westmoreland expands the size of the Company’s board of directors to six members.

In connection with Mr. Westmoreland’s appointment as President and Chief Executive Officer, the compensation committee of the board of directors approved an annual salary payable to him of $200,000, retroactive to October 1, 2008.  Also, as Mr. Westmoreland previously served as an officer of the Company without compensation, the compensation committee awarded a cash bonus of $150,000 to Mr. Westmoreland in recognition of his past services.  As further compensation for his past services, the Company intends to award Mr. Westmoreland shares of common stock of the Company, in an amount yet to be determined and to be approved by the compensation committee at a later date and disclosed pursuant to an amendment to this Form 8-K at such time.

In conjunction with the above appointment, on October 20, 2008, Timothy R. Lindsey, interim President and Chief Executive Officer, resigned from his executive position with the Company to return to his other professional interests and activities, effective immediately.  Mr. Lindsey will continue to serve in his capacity as a director of the Company.  Mr. Lindsey had served as interim President and Chief Executive Officer of the Company without compensation.  As such, the compensation committee awarded a cash bonus of $175,000 to Mr. Lindsey in recognition of his past services.  Also, as further compensation for his past services, the Company intends to award Mr. Lindsey shares of common stock of the Company, in an amount yet to be determined and to be approved by the compensation committee at a later date and disclosed pursuant to an amendment to this Form 8-K at such time.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

October 23, 2008	By:	/s/ James F. Westmoreland
	Name:	James F. Westmoreland
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 23, 2008.